                                  Exhibit 99.1

                 Press Release of Concorde Career Colleges, Inc.
        Issued on April 22, 2003, Reporting Results of Operations for the
                          Quarter Ended March 31, 2003

FOR IMMEDIATE RELEASE

Contact: Jack L. Brozman, President & Chief Executive Officer
                  Paul Gardner, Chief Financial Officer
                  Concorde Career Colleges, Inc.
                  5800 Foxridge Drive, Suite 500
                  Mission, Kansas 66202
                  (913) 831-9977

CONCORDE REPORTS RECORD FIRST QUARTER REVENUE INCREASE OF 21%, EARNINGS INCREASE OF 83%, DILUTED EPS INCREASE OF 79%.

Mission, Kansas, April 22/nd/, 2003.... Concorde Career Colleges, Inc., NASDAQ:
CCDC a provider of career training in allied health programs today announced results for the quarter ended March 31, 2003. Total revenue for the quarter increased 20.9% to $17.4 million. Revenue growth was driven by an increase in the average population for the quarter that produced net income of $1,535,000 or an increase of 83.2% and diluted earnings per share of $0.25 or an increase of 78.6% for the quarter.

Jack Brozman, President & CEO said, "We started the year off very strong with a great first quarter following the best year we've had in recent history. We have continued to focus on enrollment growth and student retention, two critical areas of our business that will continue to make our Company successful."

A few highlights from the first quarter:
..    We began practical nursing at our Jacksonville, Florida campus in March.
..    We relocated the San Bernardino, California campus to a new location in
     February.
..    The $3,500,000 subordinated debt was converted to common shares in February
     2003 and the attached warrants converted into 1,287,000 shares of common stock.
..    Enrollments grew 8.4% for the quarter ended March 31, 2003.
..    Operating margin was 14.3% compared to 9.8% in 2002.
..    Cash and temporary investments ended the quarter at $14,589,000 or $2.34 per diluted share.
..    Bank debt remains at zero.

OPERATING RESULTS

Concorde's results for the quarter ended March 31, 2003 included the following:

..    Revenue growth of 20.9% to $17,359,000 compared to $14,353,000 for the same period in 2002.
..    Student enrollment growth of 8.4% to 2,483 compared to 2,291 in 2002.
..    Average student population increased 15.0% to 5,610 from 4,877
..    Ending student population increased 14.5% to 5,709 from 4,985.
..    Net income increased $697,000 or 83.2% to $1,535,000 compared to $838,000 in 2002.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the "safe-harbor" provisions of that act. Forward-looking statements regarding economic conditions, efforts of employees, year to year improvements, effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on 2003 are forward looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the Company, the Company's ability to maintain current expense and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the Company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See the Company's report on Form 10-K filed with the Securities and Exchange Commission for further information. The Company disclaims any obligation to publicly update, revise or correct any forward looking statements, whether as a result of new information, future events or otherwise. To find out more about Concorde Career Colleges, Inc. (NASDAQ:CCDC), visit our website at www.concordecareercolleges.com.

                         CONCORDE CAREER COLLEGES, INC.

Condensed Statement of Operations

Quarters Ended March 31, 2003 and 2002                                                        2003                      2002
                                                                                              ----                      ----
Revenue                                                                                   $ 17,359,000             $ 14,353,000
Instruction costs and services                                                               5,258,000                4,679,000
Selling and promotional                                                                      2,122,000                1,933,000
General and administrative                                                                   6,984,000                5,530,000
Provision for uncollectible accounts                                                           515,000                  802,000
                                                                                          ------------             ------------
Total operating expense                                                                     14,879,000               12,944,000
                                                                                          ------------             ------------
Operating income                                                                             2,480,000                1,409,000
Non-operating income and interest, net                                                          20,000                   11,000
Provision for income taxes                                                                     965,000                  582,000
                                                                                          ------------             ------------
Net income                                                                                   1,535,000                  838,000
                                                                                          ============             ============
Earnings before interest, taxes, depreciation and amortization (EBITDA)                      2,826,000                1,623,000

Basic income per share (Note 1)                                                           $       0.26             $       0.20
Basic weighted average shares                                                                5,846,000                3,987,000

Diluted income per share (Note 2)                                                         $       0.25             $       0.14
Diluted weighted average shares                                                              6,241,000                6,124,000

Note 1 - Basic income per share is shown after a reduction of preferred stock dividends accretion of $52,000 for the quarter ended March 31, 2002.

Note 2 - Diluted income per share is shown after addition of interest on convertible debt, net of tax of $27,000 for the quarter ended March 31, 2002.

Condensed Balance Sheet Information

                                                                        March 31, 2003     December 31, 2002        March 31, 2002
                                                                        --------------     -----------------        --------------
Cash and short term investments                                             14,589,000            12,298,000            10,878,000
Accounts receivable, net                                                    23,472,000            19,608,000            20,415,000
Other current assets                                                         2,463,000             3,184,000             2,203,000
                                                                          ------------          ------------          ------------
Total current assets                                                        40,524,000            35,090,000            33,496,000

Fixed assets, net                                                            4,070,000             3,541,000             2,790,000
Other long term assets                                                       1,426,000             1,420,000               665,000
                                                                          ------------          ------------          ------------
Total assets                                                                46,020,000            40,051,000            36,951,000
                                                                          ============          ============          ============

Deferred revenue                                                            24,599,000            20,996,000            20,772,000
Subordinated debt, short-term                                                                      3,500,000             3,500,000
Other current liabilities                                                    6,238,000             5,408,000             5,706,000
                                                                          ------------          ------------          ------------
Total current liabilities                                                   30,837,000            29,904,000            29,978,000

Other long term liabilities                                                    157,000               157,000

Stockholders' Equity                                                        15,026,000             9,990,000             6,973,000
                                                                          ------------          ------------          ------------
Total liabilities and Stock holders' Equity                                 46,020,000            40,051,000            36,951,000
                                                                          ============          ============          ============

                                  Page 5 of 14